UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 2, 2016

Applied Micro Circuits Corporation
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4555 Great America Parkway, Suite 601, Santa Clara, California 95054
(Address of Principal Executive Offices)
(408) 542-8600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In May 2016, the Board of Directors of Applied Micro Circuits Corporation (the “Company”) approved an amendment to the Company’s 2012 Employee Stock Purchase Plan (as previously amended, the “2012 Purchase Plan”) to increase the number of shares available for purchase thereunder from 3,800,000 to 6,800,000, and directed that the matter be submitted to the Company’s stockholders for their approval. On August 2, 2016, the Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the proposal to approve and adopt the foregoing amendment to the 2012 Purchase Plan. A copy of the 2012 Purchase Plan, as so amended at the Annual Meeting, is filed as Exhibit 10.31 to this Form 8-K.
Item 5.07. Submission of Matters to a Vote of Security Holders.
As noted above, on August 2, 2016, the Company held its Annual Meeting of Stockholders. Proxies for the Annual Meeting were solicited by the Company’s Board of Directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation. Of the 85,358,886 outstanding shares of the Company’s common stock that could be voted at the Annual Meeting, 77,279,815 shares, or approximately 90.53%, were represented at the Annual Meeting in person or by proxy, which constituted a quorum. The final votes on the proposals presented at the Annual Meeting were as follows:

Proposal 1:	Election of the following persons to the Company’s Board of Directors to hold office until the next annual meeting of stockholders:

	For	Against	Abstain	Broker Non-Votes
Cesar Cesaratto	55,252,026	778,066	243,246	21,006,477
Paramesh Gopi, Ph.D.	55,304,319	720,823	248,196	21,006,477
Paul R. Gray, Ph.D.	55,285,969	743,648	243,721	21,006,477
Theodore A. ("Fred") Shlapak	55,204,441	824,726	244,171	21,006,477
Robert F. Sproull, Ph.D.	55,317,342	713,050	242,946	21,006,477
Duston M. Williams	55,451,452	578,740	243,146	21,006,477
Christopher F. Zepf	55,406,942	623,459	242,937	21,006,477

Proposal 2:	Approval of ratification of selection of KPMG LLP as independent registered public accounting firm for the fiscal year ending March 31, 2017:

For	Against	Abstain	Broker Non-Votes
76,457,507	413,356	408,952	—

Proposal 3:	Approval of the amendment to the Applied Micro Circuits Corporation 2012 Employee Stock Purchase Plan:

For	Against	Abstain	Broker Non-Votes
55,050,958	1,196,849	25,531	21,006,477

Proposal 4:	Advisory vote on executive compensation, as described in the Proxy Statement distributed in connection with the Annual Meeting:

For	Against	Abstain	Broker Non-Votes
51,607,955	4,465.445	199,938	21,006,477
The Company’s Board of Directors and Compensation Committee will consider the results of this advisory vote in making future decisions on named executive officer compensation.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

10.31	Applied Micro Circuits Corporation 2012 Employee Stock Purchase Plan, as amended effective August 2, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: August 3, 2016	By:	/s/ L. William Caraccio
L. William Caraccio
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

10.31	Applied Micro Circuits Corporation 2012 Employee Stock Purchase Plan, as amended effective August 2, 2016.